                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               IPC HOLDINGS, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               IPC HOLDINGS, LTD.

                        AMERICAN INTERNATIONAL BUILDING
                                29 RICHMOND ROAD
                             PEMBROKE HM 08 BERMUDA
                        NOTICE OF ANNUAL GENERAL MEETING
                           TO BE HELD ON JUNE 6, 1997
                                                                  April 15, 1997

TO THE SHAREHOLDERS OF IPC HOLDINGS, LTD. :

     The 1997 Annual General Meeting of IPC Holdings, Ltd. (the "Company") will be held at 9:30 a.m. on Friday, June 6, 1997 at the Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda, for the following purposes:

       To elect seven directors to hold office until the Company's next Annual General Meeting or until their successors are elected or appointed or their office is otherwise vacated;

       To act on a proposal to appoint Arthur Andersen & Co. as the Company's independent accountants for the fiscal year ending December 31, 1997; and

       To transact such other further business, if any, as lawfully may be brought before the meeting.

     Only shareholders of record, as shown by the transfer books of the Company, at the close of business on April 9, 1997 are entitled to notice of, and to vote at, the Annual General Meeting.

     PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT ON THE FOLLOWING PAGES.
                                             By Order of the Board of Directors,

                                                          Dennis J. Higginbottom
                                                      Vice President & Secretary

                               IPC HOLDINGS, LTD.
                        AMERICAN INTERNATIONAL BUILDING
                                29 RICHMOND ROAD
                             PEMBROKE HM 08 BERMUDA

                                                                  April 15, 1997

                                PROXY STATEMENT
                   FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                  JUNE 6, 1997

             GENERAL INFORMATION; VOTING AND REVOCATION OF PROXIES

     The Board of Directors of IPC Holdings, Ltd. (the "Company") is soliciting the enclosed proxy to be voted at the 1997 Annual General Meeting of the Company's shareholders (the "Annual General Meeting") to be held at 9:30 a.m. on Friday, June 6, 1997 at the Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda, and at any adjournments thereof. When the enclosed proxy card is properly executed and returned, the common shares, par value $0.01 per share, of the Company ("Common Shares") it represents will be voted, subject to any direction to the contrary, at the Annual General Meeting FOR the matters specified in the Notice of Annual General Meeting attached hereto and described more fully herein.

     This Proxy Statement, the attached Notice of Annual General Meeting and the enclosed proxy card are first being mailed to shareholders on or about April 15, 1997. A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996 accompanies this Proxy Statement.

     Any shareholder giving a proxy may revoke it prior to its exercise by providing the Secretary of the Company with written notice of revocation, by voting in person at the Annual General Meeting or by executing a later-dated proxy, provided, however, that the action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

     Shareholders of record, as shown by the transfer books of the Company, as of the close of business on April 9, 1997 will be entitled to vote at the Annual General Meeting. As of March 31, 1997, there were outstanding 25,000,000 Common Shares entitled to vote at the Annual General Meeting, with each Common Share entitling the holder of record on such date to one vote on a poll; provided, however, if the number of "Controlled Shares" of any holder would constitute 10% or more of the combined voting power of the issued Common Shares (such holder, a "10% Shareholder"), such holder will have the voting rights attached to its Common Shares reduced, in the manner provided in the Company's Bye-laws (the "Bye-Laws"), so that it may not exercise more than approximately 9.9% of the total voting rights attached to the outstanding Common Shares. "Controlled Shares" of any person refers to all Common Shares owned by such person, whether
(i) directly, (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the U.S. Internal Revenue Code (the "Code") or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

     As of March 18, 1997, the Company is aware of only one shareholder, American International Group, Inc. ("AIG"), which possesses Controlled Shares requiring a reduction in its voting power to 9.9%. However, because the applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, the Company requests that any holder of Common Shares (other than AIG) with reason to believe that it is a 10% Shareholder within the meaning of the Bye-Laws please contact the Company promptly so that the Company may determine whether the voting power of such holder's Common Shares should be reduced. By submitting a proxy, a holder of Common Shares (other than AIG) will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 10% Shareholder. The directors of the Company are empowered to require any shareholder to provide information as to that shareholder's beneficial share ownership, the names of persons having beneficial ownership of the shareholder's shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. The directors may disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or untrue information. The directors retain certain discretion to make such final adjustments as to the aggregate number of votes attaching to the Common Shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a 10% Shareholder at any time.

     The quorum required at the Annual General Meeting is two or more persons present in person and representing in person or by proxy more than 50% of the outstanding Common Shares (without giving effect to the limitation on voting rights described above).

     At the Annual General Meeting, shareholders will be asked to elect the seven director nominees set forth herein under the caption "Election of Directors" to serve as directors of the Company until the Company's next Annual General Meeting or until their successors are elected and qualified. The Board of Directors of the Company recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR the election of each such nominee. The Common Shares are entitled to be voted cumulatively in the election of directors (resulting in each shareholder, including a shareholder holding Controlled Shares (as defined above), being entitled to the number of votes that equals the number of votes which (except for this provision as to cumulative voting) such shareholder would be entitled to cast for the election of directors with respect to its Common Shares multiplied by the number of directors to be elected, and all votes entitled to be cast may be cast for one or more of the directors being elected). Shareholders may (but need not) indicate the distribution of their votes among the nominees in the space provided on the proxy card. Unless otherwise indicated on the proxy card, the proxies will cumulate votes represented by such proxy in their discretion, except to the extent that authority so to cumulate votes is expressly withheld as to any one or more of the nominees. Directors will be elected by a plurality vote, and an absolute majority of the votes cast is not a prerequisite to election.

     At the Annual General Meeting, shareholders will be asked to approve the appointment of Arthur Andersen & Co. as the Company's independent accountants for the fiscal year ending December 31, 1997. See "Appointment of Independent Accountants". The Board of Directors of the Company recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR the appointment of Arthur Andersen & Co. to serve in such capacity. The appointment of Arthur Andersen & Co. requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

     Abstentions and "broker non-votes" will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before, the Annual General Meeting. Therefore, abstentions and "broker non-votes" will have no effect on the outcome of any proposal.

     A vote on a show of hands will be taken in the first instance on all matters (other than the election of directors) properly brought before the Annual General Meeting, unless a poll is requested in accordance with the Bye-Laws. On a vote on a show of hands, every shareholder present in person and every person holding a valid proxy will be entitled to one vote.

     Other than the approval of the minutes of the 1996 Annual General Meeting, the Company knows of no specific matter to be brought before the Annual General Meeting which is not referred to in the attached Notice of Annual General Meeting. If any such matter comes before the meeting, including any shareholder proposal properly made, the proxies named on the enclosed proxy card will vote proxies on such matters in their discretion.

                             ELECTION OF DIRECTORS
                             (ITEM A ON PROXY CARD)

     Seven directors are to be elected at the Annual General Meeting to hold office until the next Annual General Meeting or until their respective successors are elected or appointed or their office is otherwise vacated. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ON THE ENCLOSED PROXY CARD. It is not expected that any of the nominees will become unavailable for election as a director but, if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as the Company's Board of Directors shall recommend.

     The name, age, principal occupation and certain other information concerning each nominee, each of whom is currently a director, is set forth below.

     JOHN P. DOWLING (age 52) has been President and Chief Executive Officer of the Company and its wholly-owned subsidiary, International Property Catastrophe Reinsurance Company, Ltd. ("IPC Re" and, together with the Company, "IPC"), since February 1994, and a director of the Company and IPC Re since February 15, 1996. From December 1990 to February 1994, Mr. Dowling was a director of Eagle Star Insurance Co. Ltd.

     JOSEPH C.H. JOHNSON (age 59) has been Chairman of the Board of Directors of the Company and IPC Re since their inception and has been President and Chief Executive Officer of American International Company Limited ("AICL") in Bermuda since 1978. AICL is a wholly-owned subsidiary of AIG. Mr. Johnson is also an officer and director of various other subsidiaries and affiliates of AIG.

     MICHAEL L. BOURIS (age 54) has been the Deputy Chairman of the Board of Directors of the Company and IPC Re since July 1995. Since January 1990, Mr. Bouris has been a Vice President of General Re Corporation ("General Re") and also serves as Senior Vice President and Chief Underwriting Officer of Starr Excess Liability Insurance Company, Ltd. ("Starr Excess") in Bermuda.

     RON HIRAM (age 44) has been a director of the Company and IPC Re and Director of Strategic Investments for Soros Fund Management since February 1995. From June 1990 to February 1995, he was Managing Director, Diversified Asset Group, at Lehman Brothers.

     DR. THE HONOURABLE CLARENCE ELDRIDGE JAMES (age 65) has been a director of the Company and IPC Re since February 1996. Dr. James has been Chief of Staff of the Bermuda Hospitals Board since 1995 and Chairman, Government Employees Health Insurance Committee, since 1990. From 1984 to 1989, Dr. James served as Minister of Finance of Bermuda.

     FRANK MUTCH (age 60) has been a director of the Company and IPC Re since February 1996 and since March 1994 has been a consultant with the law firm of Conyers, Dill & Pearman. From 1981 to 1994, Mr. Mutch served as a partner of Conyers, Dill & Pearman.

     JOHN T. SCHMIDT (age 55) has been a director of the Company and IPC Re in 1993, from July 1994 to July 1995 and from February 1996 to the present. Mr. Schmidt is of counsel to the law firm of Shearman & Sterling in New York, having retired as a partner of the firm in 1993.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the year ended December 31, 1996, there were six meetings of the Company's Board of Directors (including regularly scheduled and special meetings). All incumbent directors attended at least 75% of the aggregate of such meetings and of the meetings held by all committees of the Board of Directors of which they were a member (or of such meetings during such directors' tenure on the Board of Directors), except Mr. Bouris, who was absent for three Executive Committee meetings.

     The Board of Directors has established five standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Investment Committee and the Stock Option and Stock Purchase Committee.

     AUDIT COMMITTEE. The Audit Committee consists of Messrs. Johnson, Hiram and Schmidt, and is responsible for meeting with the Company's independent accountants regarding, among other issues, audits and adequacy of the Company's accounting and control systems. The Audit Committee held one meeting during the year ended December 31, 1996.

     COMPENSATION COMMITTEE. The Compensation Committee consists of Messrs. Johnson, James and Mutch, and has the authority to establish compensation policies and recommend compensation programs to the Board of Directors other than those programs that are within the province of the Stock Option and Stock Purchase Committee. The Compensation Committee held two meetings during the year ended December 31, 1996.

     EXECUTIVE COMMITTEE. The Executive Committee consists of Messrs. Johnson, Dowling and Bouris, and has the authority to oversee the general business and affairs of the Company to the fullest extent permitted by Bermuda law. The Executive Committee held ten meetings during the year ended December 31, 1996.

     INVESTMENT COMMITTEE. The Investment Committee consists of Messrs. Johnson, Hiram and Schmidt, and is responsible for recommending asset allocations to the Board of Directors, approving the guidelines which provide standards to ensure portfolio liquidity and safety, and approving investment managers and custodians for portfolio assets. The Investment Committee held one meeting during the year ended December 31, 1996.

     STOCK OPTION AND STOCK PURCHASE COMMITTEE. The Stock Option and Stock Purchase Committee consists of Messrs. James, Mutch and Schmidt, and administers and grants awards under any stock option plans and incentive compensation plans of the Company. The Stock Option and Stock Purchase Committee held three meetings during the year ended December 31, 1996.

DIRECTOR COMPENSATION

     The Company compensates directors (other than Mr. Bouris and any director who is an employee of the Company or IPC Re) in the amount of $12,000 per year and an additional $1,000 per meeting of the Board of Directors or any committee thereof, other than the Executive Committee, attended by such director. The Company also reimburses expenses incurred by directors in connection with their service on the Board of Directors. Fees otherwise payable to Mr. Bouris are paid to General Re for Mr. Bouris' services as a director. In addition to the fees otherwise paid under the Administrative Services Agreement (as defined herein), the Company pays $50,000 per year to AICL for Mr. Johnson's services as Chairman of the Board of Directors.

         CERTAIN RELATIONSHIPS WITH AIG AND OTHER ORIGINAL SHAREHOLDERS

     The following descriptions summarize certain relationships and the terms of certain agreements of IPC. Such summaries of agreements do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the relevant agreements. A copy of each such agreement has been previously filed with the Securities and Exchange Commission (the "Commission") and is listed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, a copy of which will be provided upon request. See "Additional Information".

OVERVIEW

     In response to a severe imbalance between the global supply of and demand for property catastrophe reinsurance that developed in the period from 1989 through 1993, IPC commenced operations in July 1993 through the sponsorship of AIG, a holding company incorporated in Delaware which through its subsidiaries is primarily engaged in a broad range of insurance and insurance-related activities and financial services in the United States and abroad. AIG purchased 24.4% of the initial share capital of the Company and an option (exercisable in specified circumstances) to obtain up to an additional 10% (on a fully diluted basis, excluding employee stock options) of the share capital of the Company (the "AIG Option"). Since IPC's formation, subsidiaries of AIG have provided administrative, investment management and custodial services to IPC, and certain of IPC's officers are also officers of subsidiaries and affiliates of AIG. AIG has informed the Company that AIG presently intends to continue its share ownership in the Company for the foreseeable future. For a description of AIG's direct Common Share ownership and of the AIG Option, see "Beneficial Ownership of Common Shares".

CERTAIN BUSINESS RELATIONSHIPS

     ADMINISTRATIVE SERVICES. IPC's day-to-day administrative services are performed by AICL, a wholly-owned subsidiary of AIG, pursuant to an administrative services agreement (the "Administrative Services Agreement"). Services and facilities provided pursuant to the Administrative Services Agreement include tax, legal and accounting services, office space in Bermuda, electronic data services and other services required by IPC in the ordinary course of business. Fees payable for such administrative services totalled $2.8 million and $2.6 million for the years ended December 31, 1996 and 1995, respectively. In addition to such fees, IPC pays $50,000 per year to AICL for Mr. Johnson's services as Chairman of the Board of Directors. Effective February 15, 1996, AICL transferred to IPC legal title and ownership to certain databases, software and other intellectual property developed by AICL for IPC. In consideration for such transfers, IPC paid $100,000 to AICL.

     INVESTMENT ADVISORY SERVICES. AIG Global Investment Corp. (Ireland) Ltd. ("AIGIC"), an indirect wholly-owned subsidiary of AIG, provides investment advisory services to IPC. AIGIC manages IPC's entire investment portfolio, subject to IPC's investment guidelines, pursuant to an investment advisory agreement (the "Investment Advisory Agreement"). The advisory fee totalled $1,017,000 and $989,000 for the years ended December 31, 1996 and 1995, respectively. The performance of AIGIC under the Investment Advisory Agreement is reviewed periodically by the Board of Directors of the Company. AIGIC has entered into a Sub-Advisory Agreement with AIG Global Investment Corp. Ltd. (Europe) ("AIGIC (Europe)"), an indirect wholly-owned subsidiary of AIG, pursuant to which AIGIC (Europe) advises AIGIC on the management of IPC's investment portfolio.

     CUSTODIAL SERVICES. AIG Global Investment Trust Services Limited, an indirect wholly-owned subsidiary of AIG based in Ireland, provides custodial services to IPC pursuant to a custodial agreement (the "Custodial Agreement"). Fees incurred under the Custodial Agreement were $240,000 and $237,000 for the years ended December 31, 1996 and 1995, respectively.

REGISTRATION RIGHTS

     Pursuant to an agreement executed prior to the closing of the Company's initial public offering in March 1996 (the "Offering"), the Company has agreed to provide each continuing original shareholder and AIG as holder of the AIG Option (each a "Rightholder") with registration rights for Common Shares held by them and certain of their affiliates at the time of the Offering and not sold pursuant to a registration statement or Rule 144 under the Securities Act of 1933, as amended (the "Securities Act") (or obtainable pursuant to the AIG Option). Under this agreement, any Rightholder or group of Rightholders has the right to require the Company, on one occasion (and, with respect to AIG, on two occasions), to register Common Shares under the Securities Act for sale in the public market, in an underwritten offering, block trades from time to time or otherwise; provided, however, that the total number of Common Shares requested to be registered pursuant to any such demand must equal or exceed 2,500,000 and any other Rightholder not making the demand will have the right to participate in such registration on a second-priority basis subject to a customary underwriter's reduction. The Company may include other Common Shares in any such demand registration on a third-priority basis subject to a customary underwriter's reduction. In addition, shareholders that sold Common Shares in the Offering are entitled, in aggregate, to one demand right with respect to shares which were subject to an over-allotment option granted in connection with the Offering, which option was not exercised by the underwriters of the Offering. If the Company proposes to file a registration statement relating to Common Shares at any time, each Rightholder will have one right to include Common Shares held by it (or obtainable pursuant to the AIG Option) in the registration, in each case on a first-priority basis with any shareholders and on a second-priority basis with the Company, pro-rata according to the relevant respective holdings and subject to a customary underwriter's reduction. The Company has agreed to indemnify each Rightholder in respect of certain liabilities, including civil liabilities under the Securities Act, and to pay certain expenses relating to such registrations. Each Rightholder's rights under the agreement terminate on June 29, 2003.

SELIC HOLDINGS, LTD.

     SELIC Holdings, Ltd. ("SELIC") and its subsidiary, Starr Excess, were established in 1993 through the sponsorship of AIG and General Re to write excess liability insurance on a worldwide basis. The Chairman of the Board of Directors of the Company and IPC Re also serves as Chairman of the Board and Chief Executive Officer of SELIC and Starr Excess.

TRANSACTIONS IN ORDINARY COURSE OF BUSINESS WITH SHAREHOLDERS

     IPC has assumed premiums from, and paid brokerage fees to, companies affiliated with shareholders of the Company. Premiums assumed from subsidiaries of AIG and of General Re were approximately $7.8 million and $1.8 million, respectively, for the year ended December 31, 1996. In addition, during the same period, the Company paid brokerage fees and commissions to Herbert Clough, Aon Reinsurance Agency, Inc. and Alexander Howden of approximately $.6 million, $.6 million and $1.3 million, respectively. Herbert Clough is a wholly-owned subsidiary of General Re (which beneficially owns 1,250,000 Common Shares), and Aon Reinsurance Agency, Inc. is an affiliate of The Life Insurance Company of Virginia, a shareholder of the Company that beneficially owned 1,250,000 Common Shares prior to, and 163,043 Common Shares immediately after, the Offering (in which it sold 1,086,957 Common Shares). Alexander Howden is a subsidiary of Alexander and Alexander Services, Inc., a company which was not an affiliate or subsidiary of AIG, but in which AIG held an interest represented by shares of non-voting preferred stock (which was convertible in certain circumstances into voting stock with voting rights limited to 9.9% of the total voting rights). That interest was sold effective January 15, 1997 to Aon Corp. All brokerage transactions are entered into on an arm's-length basis.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Executive officers and directors of the Company are subject to the reporting requirements of Section 16 of the Exchange Act. During the year ended December 31, 1996, John P. Dowling, James P. Bryce, Peter J.A. Cozens, Robert E. Dickson and Dennis J. Higginbottom were each late filing a Form 4 in connection with one acquisition of Common Shares. All such transactions have now been reported.

                     BENEFICIAL OWNERSHIP OF COMMON SHARES

     The table below sets forth certain information as of February 28, 1997(unless otherwise specified) with respect to the beneficial ownership of Common Shares by each person who is known to the Company to own beneficially more than 5% of the outstanding Common Shares, each person currently serving as a director of the Company, each of the four most highly compensated officers of the Company other than the Chief Executive Officer (the "Named Executive Officers") and all directors and executive officers as a group.

                                                                    BENEFICIAL OWNERSHIP (1)
                                                                   --------------------------
             NAME AND ADDRESS OF BENEFICIAL OWNER                   NUMBER            PERCENT
---------------------------------------------------------------    --------           -------
American International Group, Inc..............................    6,100,000(2)         24.4%
  70 Pine Street
  New York, New York 10270
Quantum Industrial Partners LDC................................    1,638,045(3)          6.6%
  c/o Curacao Corporation Company N.V.
  Kaya Flamboyan 9
  Williamstad, Curacao
  Netherlands, Antilles
Wellington Management Company, LLP.............................    2,475,000(4)          9.9%
  75 State Street
  Boston, Massachusetts 02109
Vanguard/Windsor Fund, Inc.....................................    1,489,700(5)          6.0%
  Post Office Box 2600
  Valley Forge, Pennsylvania 19482-2600
The Equitable Companies Incorporated...........................    1,484,813(6)          5.9%
  787 Seventh Avenue
  New York, New York 10019
John P. Dowling................................................       6,023(7)             *
Joseph C.H. Johnson............................................          --
Michael L. Bouris..............................................          --(8)             *
Ron Hiram......................................................          --
Dr. the Honourable Clarence Eldridge James.....................          --                *
Frank Mutch....................................................          --
John T. Schmidt................................................       1,000                *
James P. Bryce.................................................       8,372(9)             *
Peter J.A. Cozens..............................................       5,291(10)            *
Robert E. Dickson..............................................       2,755(11)            *
Dennis J. Higginbottom.........................................       1,980(12)            *
All directors and executive officers as a group................      26,571                *

---------------

   * Less than 1% of the outstanding Common Shares.

 (1) In accordance with the rules of the Commission, a person is deemed to have "beneficial ownership" of Common Shares which such person has the rights to acquire within 60 days. For purposes of calculating percent ownership, each person's holdings have been calculated assuming full exercise of outstanding options exercisable by such person within 60 days, but not the exercise of options held by any other person.

 (2) Reflects information reported in Amendment No. 2 to a Schedule 13D, dated June 4, 1996, and excludes Common Shares subject to the AIG Option. The AIG Option entitles AIG to purchase up to 2,775,000 Common Shares at an exercise price of $12.7746 per share. The option is exercisable once in whole or in part only on the earlier of (A) on or about June 29, 2003 (as provided in the next sentence) or any of June 29, 2001, December 29, 2001, June 29, 2002 or December 29, 2002, provided, however, that the option is exercisable on any such date only if the book value per share on such date is at least 175% of the exercise price per share on such date; or (B) (i) a subsequent registration of Common Shares under the Securities Act in connection with a primary or secondary distribution (other than at the sole request of AIG) or (ii) an amalgamation or merger of the Company (in which the Company is not the surviving entity) or the sale, transfer or lease of substantially all the assets of the Company (other than in connection with a reincorporation). In the event the AIG Option is exercised pursuant to clause (A) of the preceding sentence and the closing of the resale of the Common Shares to be delivered upon exercise thereof (pursuant to a registration statement prepared in accordance with the Registration Rights Agreement described above) is not effected precisely on the applicable date specified in

     (A) above, exercise of the AIG Option shall be effective only immediately prior to, and contingent upon, the closing of the public offering to which the requested registration relates. If notice of exercise is not made on or prior to June 29, 2003, the option expires. The option has customary antidilution provisions. AIG has agreed with the Company that it will dispose of any shares obtained pursuant to exercise of the AIG Option that results in AIG becoming a "United States 25% Shareholder" within 29 days of exercise of the AIG Option. The AIG Option provides that it may be transferred by AIG (i) in the event of an amalgamation of the Company with or merger of the Company into another person, or a sale, transfer or lease of all or substantially all the assets of the Company to another person, provided, that such transfer is to a person which is a shareholder, partner or other affiliated person of the person entering into such transaction with the Company or (ii) at any time on or after March 13, 1998 to up to three institutional investors, subject to certain conditions set forth therein. Any Common Shares obtained by AIG pursuant to exercise of the AIG Option would be subject (like other Common Shares held by AIG) to reduction of voting power as described under the caption "General Information; Voting and Revocation of Proxies". Mr. Johnson, the Chairman of the Board of Directors of the Company and IPC Re, is the President and Chief Executive Officer of AICL and an officer and director of various other AIG subsidiaries and affiliates.

 (3) Reflects information reported in a Schedule 13D filing dated January 1, 1997 pursuant to a joint filing agreement among Quantum Industrial Partners LDC ("Quantum") and certain related entities (the "Quantum Schedule 13D"). The Quantum Schedule 13D reported that Tivadar Charitable Lead Trust, created by Mr. George Soros, as grantor, on September 30, 1982 may be deemed the beneficial owner of an additional 751,088 Common Shares. The Quantum Schedule 13D does not expressly affirm the existence of a group. Ron Hiram, a director of the Company and IPC Re, is Director of Strategic Investments for Soros Fund Management, which is affiliated with Mr. Soros and Quantum.

 (4) Reflects information reported in a Schedule 13G filing dated February 13, 1997. Wellington Management Company, LLP is an investment adviser; one of its clients is Vanguard/Windsor Fund, Inc.

 (5) Reflects information reported in a Schedule 13G filing dated February 7, 1997.

 (6) Reflects information reported in Amendment No. 1 to a Schedule 13G, dated February 12, 1997, filed by the Equitable Companies Incorporated and certain related entities.

 (7) Includes 5,203 Common Shares issuable upon the exercise of options.

 (8) Mr. Bouris is a Vice President of General Re, which owns 1,250,000 Common Shares (5.0%).

 (9) Includes 4,047 Common Shares issuable upon the exercise of options. In addition, 100 Common Shares have been included that are held by the IRA trustee for Mr. Bryce's wife, for which Mr. Bryce disclaims beneficial ownership.

(10) Includes 2,891 Common Shares issuable upon the exercise of options. In addition, 2,400 Common Shares have been included that are held by Mr. Cozens' wife in her name, for which Mr. Cozens disclaims beneficial ownership.

(11) Includes 1,734 Common Shares issuable upon the exercise of options.

(12) Includes 1,156 Common Shares issuable upon the exercise of options.

                               EXECUTIVE OFFICERS

     The executive officers of the Company and IPC Re are elected by and serve at the discretion of the Board of Directors. The name, age, principal occupation and certain other information regarding the executive officers of the Company and IPC Re as of December 31, 1996 were as follows:

          JOHN P. DOWLING (age 52) has been President and Chief Executive Officer of the Company and IPC Re since February 1994 and a Director of the Company and IPC Re since February 15, 1996. From December 1990 to February 1994, Mr. Dowling was a Director of Eagle Star Insurance Co. Ltd. Mr. Dowling has 33 years of insurance experience in Bermuda, the United Kingdom, the United States and Ireland, with 10 years as chief executive for Eagle Star Reinsurance Company Limited (and predecessor operations) of the United Kingdom.

          JAMES P. BRYCE (age 48) has been Senior Vice President of the Company since July 1996 and has been Senior Vice President -- Underwriting (Chief Underwriting Officer) of IPC Re since its inception. Between November 1992 and June 1993, Mr. Bryce was a Vice President in the Reinsurance Division of AIG Europe (UK) Limited in London; between December 1990 and November 1992, Mr. Bryce was Far East Regional Manager for Transatlantic Reinsurance Company (Hong Kong). From July 1985 to November 1990 he was Far East Regional Manager for Transatlantic Reinsurance Company (Tokyo), in the parent company of which AIG holds a 49% interest. From July 1985 to July 1993, Mr. Bryce served as a Director of AIG Reinsurance Services Limited (Hong Kong).

          PETER J.A. COZENS (age 49) has been Vice President -- Underwriting of IPC Re since March 1995. From June 1993 to March 1995 he was the London representative of IPC. He previously served from September 1981 to May 1993 as Group Non-Marine Underwriter of the English & American Group. He served with the Sir Philip D'Ambrumenil Syndicate at Lloyd's from August 1963 to August 1981 where his responsibilities were those of Deputy Treaty Underwriter.

          ROBERT E. DICKSON (age 39) has been Vice President -- Underwriting of IPC Re since August 1993. Prior to joining IPC Re, Mr. Dickson was Assistant Vice President Underwriting Officer for Tokio Re Corporation from November 1986 to July 1993.

          DENNIS J. HIGGINBOTTOM (age 48) was appointed Vice President and Secretary of the Company and IPC Re in December 1995. From October 1983 to December 1990, he was Vice President and Director of AICL. From December 1990 to December 1995, he was Senior Vice President and Director of AICL.

          JOHN R. WEALE (age 38) was appointed Vice President & Chief Financial Officer of the Company and IPC Re in July 1996. Prior to joining IPC Re, Mr. Weale spent over 13 years with AICL in Bermuda, serving in a variety of positions, the most recent being Vice President -- Offshore Management Services.

                             EXECUTIVE COMPENSATION

     The following table sets forth, in summary form, compensation for all services rendered in all capacities to the Company and IPC Re for the year ended December 31, 1996 by the Chief Executive Officer of the Company and IPC Re and by the Named Executive Officers. Unless otherwise indicated, positions listed in the table set forth below are held with both the Company and IPC Re.

SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM
                                                       ANNUAL COMPENSATION                   COMPENSATION AWARDS
                                          ----------------------------------------------   -----------------------
                                                                              OTHER        SECURITIES
                                                                             ANNUAL        UNDERLYING      LTIP       ALL OTHER
                                                   SALARY       BONUS    COMPENSATION(1)    OPTIONS     PAYOUTS(2)   COMPENSATION
      NAMES AND PRINCIPAL POSITION        YEAR        $           $             $              #            $             $
----------------------------------------- ----     -------     -------   ---------------   ----------   ----------   ------------
John P. Dowling,......................... 1996     325,000     125,000        77,998         20,812            --       16,250(4)
  President & Chief                       1995     275,000     100,000(3)      88,148            --            --            0
  Executive Officer
James P. Bryce,.......................... 1996     225,000      75,000       104,022         16,187            --        9,500(6)
  Senior Vice President &                 1995     185,000      50,000(5)      59,156            --      $108,250        9,240(7)
  Senior Vice President -
  Underwriting of IPC Re
Peter J.A. Cozens,....................... 1996     170,000      45,000       168,820         11,562            --            0
  Vice President -                        1995     140,154      35,000(8)     211,267            --            --            0
  Underwriting of IPC Re
Dennis J. Higginbottom,.................. 1996     113,000      20,000        40,849          4,625            --            0
  Vice President &                        1995      88,500(9)    3,000(9)      54,754(9)         --      $108,250            0
  Secretary
Robert E. Dickson,....................... 1996     109,180      25,000        45,098          6,938            --        2,184(4)
  Vice President -                        1995     103,000      19,250(10)      48,302           --            --        1,888(7)
  Underwriting of IPC Re

---------------

(1) Other annual compensation for the year ended December 31, 1996 includes amounts in respect of reimbursement for certain travel expenses, utilities, club dues, education expenses (with respect to Messrs. Cozens and Higginbottom only), and also includes housing expenses of $49,375, $65,542, $104,750, $20,675 and $27,796 for Messrs. Dowling, Bryce, Cozens, Higginbottom and Dickson, respectively. For the year ended December 31, 1995, it also includes amounts in respect of reimbursement for certain travel expenses, property management, utilities, relocation expenses, club dues, education expenses (with respect to Messrs. Cozens and Higginbottom only), and also includes housing expenses of $55,625, $31,875, $111,417, $11,869 and $17,125 for Messrs. Dowling, Bryce, Cozens, Higginbottom and Dickson, respectively. For the year ended December 31, 1995, supplemental payments of $16,000 were made to each of Messrs. Bryce and Higginbottom by AICL.

(2) Represents the value, based on the closing sale price of AIG Common Stock on the New York Stock Exchange on December 31, 1996 ($108.25) of 1,000 shares of AIG Common Stock allocated in early 1997 but not distributed under the Starr International Company Inc. ("SICO") Deferred Compensation Profit Participation Plan (the "SICO Plan"). These units were awarded in 1994 to each of
    Messrs. Bryce and Higginbottom for 1995 participation in the SICO Plan. SICO is a private holding company affiliated with AIG. The SICO Plan provides that shares may be set aside by SICO for the benefit of the participant and distributed upon retirement. Prior to pay out, the participant is not entitled to vote, dispose of or receive dividends with respect to such shares, and shares are subject to forfeiture under certain conditions. In addition, SICO's Board of Directors may elect to pay a participant cash in lieu of shares of AIG Common Stock. After December, 1995, Messrs. Bryce and Higginbottom had no further participation in the SICO Plan. During the year ended December 31, 1995, Mr. Higginbottom also performed certain services for AICL and Starr Excess.

(3) Includes a 1994 bonus amount of $25,000 paid in 1995 and a 1995 bonus amount of $20,000 paid in 1996.

(4) Represents contributions by IPC Re to the IPC Re Defined Contribution Retirement Plan. See "Executive Compensation -- Pension Benefits".

(5) Includes a 1995 bonus amount of $25,000 paid in 1996.

(6) Represents contributions by IPC Re pursuant to a deferred compensation agreement. See "Executive Compensation -- Pension Benefits".

(7) Represents contributions by IPC Re to the American International Group, Inc. Incentive Savings Plan.

(8) Includes a 1994 bonus amount of $10,000 paid in 1995 and a 1995 bonus amount of $7,500 paid in 1996.

(9) One third of such amount was paid by each of IPC Re, AICL and Starr Excess. During the year ended December 31, 1995, Mr. Higginbottom also performed certain services for AICL and Starr Excess.

(10) Includes a 1994 bonus amount of $6,750 paid in 1995.

STOCK OPTION PLAN

     The following table sets forth information concerning awards of stock options under the Company's Stock Option Plan made to the Company's Chief Executive Officer and to the Named Executive Officers during the year ended December 31, 1996.

                                                                                                               POTENTIAL
                                                         INDIVIDUAL GRANTS
                               ----------------------------------------------------------------------     REALIZABLE VALUE AT
                               NUMBER OF                                                                  ASSUMED ANNUAL RATE
                                COMMON       PERCENT OF TOTAL                                               OF COMMON SHARE
                                SHARES            OPTIONS                                                 PRICE APPRECIATION
                               UNDERLYING         AWARDED          EXERCISE OR                              FOR OPTION TERM
                                OPTIONS       TO EMPLOYEES IN      BASE PRICE          EXPIRATION         -------------------
            NAME                GRANTED         FISCAL 1996         PER SHARE           DATE (1)            5%          10%
-----------------------------  ---------     -----------------     -----------     ------------------     -------     -------
John P. Dowling..............    20,812             25.8%            $ 16.54        February 15, 2006     435,482     897,332
James P. Bryce...............    16,187             20.1%            $ 16.54        February 15, 2006     338,706     697,920
Peter J.A. Cozens............    11,562             14.3%            $ 16.54        February 15, 2006     241,930     498,508
Dennis J. Higginbottom.......     4,625              5.7%            $ 16.54        February 15, 2006      96,776     199,412
Robert E. Dickson............     6,938              8.6%            $ 16.54        February 15, 2006     145,175     299,139

---------------

(1) The options listed above were granted on February 15, 1996. All options vest at a rate of 25% on each of the first through fourth anniversaries of the date of grant for as long as the employee remains employed by the Company. The vested portion of the options granted on February 15, 1996 became exercisable on March 7, 1997 and subsequent vested portions of such options will become exercisable on March 7, 1998, 1999 and 2000. Other options that may be granted under the plan become exercisable once vested.

     The following table sets forth information concerning the number of unexpired stock options outstanding at December 31, 1996 and the value of any unexercised in-the-money stock options at such time held by the Chief Executive Officer of the Company and by the Named Executive Officers.

OPTION VALUES AT DECEMBER 31, 1996

                             NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED IN-THE-MONEY
                                    OPTIONS                               OPTIONS (1)
       NAME          (UNEXERCISABLE AT DECEMBER 31, 1996)    (UNEXERCISABLE AT DECEMBER 31, 1996)
-------------------  -------------------------------------   -------------------------------------
John P. Dowling....                  20,812                                 121,438
James P. Bryce.....                  16,187                                  94,451
Peter J.A.
  Cozens...........                  11,562                                  67,464
Dennis J.
  Higginbottom.....                   4,625                                  26,987
Robert E.
  Dickson..........                   6,938                                  40,483

---------------

(1) Aggregate market value based on the closing sale price of Common Shares of $22.375 on December 31, 1996 less the aggregate exercise price of $16.54.

PENSION BENEFITS

     MR. BRYCE. Pursuant to an individual pension arrangement with IPC Re, Mr. Bryce is entitled to a lifetime annual supplemental benefit, payable monthly, commencing upon his attaining age 65, equal to 0.925% of covered compensation plus 1.425% of average final compensation in excess of covered compensation multiplied by his years of credited service from April 1, 1985 (the date from which Mr. Bryce's credited service had previously been calculated under the AIG Retirement Plan in which he participated until December 1, 1995). Covered compensation is equal to 150% of the average of the Social Security taxable wage bases in effect for each calendar year during the 35 year period ending with the last day of the calendar year in which Mr. Bryce will attain Social Security retirement age (currently age 65). At December 31, 1996, Mr. Bryce's covered compensation was $62,700. Covered compensation pursuant to Mr. Bryce's pension arrangement with IPC Re increases each year as Social Security taxable wage bases increase. Average final compensation is defined as his highest average base pay for any three consecutive years in the 10 year period prior to his attaining age 65. Mr. Bryce had 11.75 years of credited service at December 31, 1996.

     The following table shows the estimated annual retirement benefits that would be payable to Mr. Bryce assuming normal retirement (age 65). Benefits under this plan will be reduced by $17,941 of annual benefits Mr. Bryce will receive under the AIG Retirement Plan referred to above (but not by amounts received under the deferred compensation arrangement described in the next paragraph).

                            BRYCE PENSION PLAN TABLE

                                               YEARS OF CREDITED SERVICE
                          --------------------------------------------------------------------
    REMUNERATION             15             20             25             30             35
    --------------------  --------       --------       --------       --------       --------
    $125,000............  $ 22,016       $ 29,355       $ 36,694       $ 44,033       $ 51,371
     150,000............    27,360         36,480         45,600         54,720         63,840
     175,000............    32,704         43,605         54,506         65,408         76,309
     200,000............    38,048         50,730         63,413         76,095         88,778
     225,000............    43,391         57,885         72,319         86,783        101,246
     250,000............    48,735         64,980         81,225         97,470        113,715
     300,000............    59,423         79,230         99,038        118,845        138,653
     400,000............    80,798        107,730        134,663        161,595        188,528
     450,000............    91,485        121,980        152,475        182,970        213,465
     500,000............   102,173        136,230        170,288        204,345        238,403

     Mr. Bryce has also entered into a deferred compensation arrangement with IPC Re pursuant to which Mr. Bryce may defer a portion of his salary and IPC Re will contribute a matching amount equal to the lesser of 5% of his salary or the maximum allowable deferral permitted by Section 402(g) of the Code with respect to plans established under Section 401(k).

     MR. COZENS. Pursuant to an individual pension arrangement with IPC Re, Mr. Cozens is entitled to a lifetime annual benefit, payable monthly, commencing upon his attaining age 65. The annual amount of such benefit will equal 1.67% of Mr. Cozens' base pay for the twelve months prior to his attaining age 65 multiplied by his years of credited service from March 1, 1995. Compensation under Mr. Cozens' pension arrangement only includes base pay. Mr. Cozens had
1.75 years of credited service at December 31, 1996.

     The following table shows the estimated annual retirement benefits that would be payable to Mr. Cozens assuming normal retirement (age 65). There will be no offset applied against the benefit amount.

                           COZENS PENSION PLAN TABLE

                                               YEARS OF CREDITED SERVICE
                          --------------------------------------------------------------------
    REMUNERATION             15             20             25             30             35
    --------------------  --------       --------       --------       --------       --------
    $125,000............  $ 31,250       $ 41,667       $ 52,083       $ 62,500       $ 72,917
     150,000............    37,500         50,000         62,500         75,000         87,500
     175,000............    43,750         58,333         72,917         87,500        102,083
     200,000............    50,000         66,667         83,333        100,000        116,667
     225,000............    56,250         75,000         93,750        112,500        131,250
     250,000............    62,500         83,333        104,167        125,000        145,833
     300,000............    75,000        100,000        125,000        150,000        175,000
     400,000............   100,000        133,333        166,667        200,000        233,333
     450,000............   112,500        150,000        187,500        225,000        262,500
     500,000............   125,000        166,667        208,333        250,000        291,667

     MR. HIGGINBOTTOM. Pursuant to an individual pension arrangement with IPC Re, Mr. Higginbottom is entitled to a lifetime annual supplemental benefit, payable monthly and commencing upon his attaining age 65, equal to 1.75% of average base pay (defined as his highest average base pay for any three consecutive years in the 10 year period prior to his attaining age 65) multiplied by his years of credited service from April 1, 1980 (the date from which Mr. Higginbottom's years of credited service had previously been calculated under the American International Overseas Pension Plan (the "AIO Plan") in which Mr. Higginbottom participated until December 31, 1995). Compensation under Mr. Higginbottom's pension arrangement only includes base pay. Mr. Higginbottom had 16.75 years of credited service at December 31, 1996. The following table shows the estimated annual retirement benefits that would be payable to Mr. Higginbottom assuming normal retirement (age 65). There will be no offset applied against the benefit amount unless Mr. Higginbottom becomes entitled to benefits under a governmental system (which, at present, he is not), except that benefits under this plan will be reduced by $22,365 of annual benefits that Mr. Higginbottom will receive under the AIO Plan referred to above.

                        HIGGINBOTTOM PENSION PLAN TABLE

                                               YEARS OF CREDITED SERVICE
                          --------------------------------------------------------------------
    REMUNERATION             15             20             25             30             35
    --------------------  --------       --------       --------       --------       --------
    $125,000............  $ 32,820       $ 43,760       $ 54,700       $ 65,640       $ 76,580
     150,000............    39,375         52,500         65,625         78,750         91,875
     175,000............    45,945         61,260         76,575         91,890        107,205
     200,000............    52,500         70,000         87,500        105,000        122,500
     225,000............    59,070         78,760         98,450        118,140        137,830
     250,000............    65,265         87,500        109,375        131,250        153,125
     300,000............    78,750        105,000        131,250        157,500        183,750
     400,000............   105,000        140,000        175,000        210,000        243,000
     450,000............   118,125        157,500        196,875        236,250        275,625
     500,000............   131,250        175,000        218,750        262,500        306,250

     MR. DICKSON. In order to compensate Mr. Dickson for the loss of contributions to an AICL plan established under Section 401(k) of the Code, IPC Re will contribute 2% of his base salary into the IPC Re Defined Contribution Retirement Plan (described below) for Mr. Dickson's benefit. After 5 years and up to 10 years of employment, IPC Re will contribute 4% of base salary. After 10 years of employment, IPC Re will contribute 6% of base salary. All of the above percentages are subject to the federal limit permitted by Section 402(g) of the Code with respect to plans established under Section 401(k).

     DEFINED CONTRIBUTION RETIREMENT PLAN. From December 1, 1995, Messrs. Dowling and Dickson have been eligible to participate in the IPC Re Defined Contribution Retirement Plan. Pursuant to this plan, which is not intended to qualify for tax-favored treatment under the Code, each participant defers 5% of their salary (as determined each year) and IPC Re contributes a matching amount. Amounts contributed pursuant to the plan are invested, among the investment options available thereunder, at the discretion of the employee.

EMPLOYMENT CONTRACTS

     It is the policy of the Company not to enter into employment agreements with its employees, except as required by applicable law. The Company has not entered into an employment agreement with any of its executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors has responsibility for determining the compensation of the Company's officers. None of the members of the Compensation Committee was an employee of the Company. Mr. Johnson is President and Chief Executive Officer of AICL. Pursuant to the Administrative Services Agreement, IPC paid fees to AICL of $2.8 million and $2.6 million for the years ended December 31, 1996 and 1995, respectively, for administrative and other services as described herein. In addition to such fees, the Company pays $50,000 per year to AICL for Mr. Johnson's services as Chairman of the Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised solely of non-employee directors. The Compensation Committee has responsibility for developing and implementing the Company's compensation policy for senior management, and for determining the compensation for the executive officers of the Company.

     The Company's compensation program is structured to support the human resources requirements of its business. The Company seeks to attract and retain qualified executives who are creative, motivated and dedicated. With respect to its executive officers, the Company competes with reinsurance companies world-wide, although primarily with companies based in North America and the United Kingdom.

     Each executive's total compensation is generally comprised of four components: base salary, certain expense allowances, annual bonus awards and stock option awards. The objectives of the Compensation Committee in determining the amount of cash compensation for each executive officer are to provide a level of base salary which will allow the Company to attract and retain experienced and talented personnel, and to align the executive officers' interest with the success of the Company through the payment of a bonus based on individual performance and the performance of the Company. The Compensation Committee also takes into account the awards, if any, made by the Stock Option and Stock Purchase Committee.

     The Compensation Committee did not apply any specific formula but considered generally the compensation practices of other reinsurers through a review of public information and surveys. The Compensation Committee's deliberations were made in light of the Company's financial performance, the successful completion of the Offering, the achievement of the A+ (Superior) initial rating from A.M. Best Company, and the level of competitive activity for the services of experienced and talented people in the reinsurance industry.

     The Compensation Committee believes that the continued financial success of the Company has been largely attributable to the performance and leadership of senior management. Accordingly, the Company's President and Chief Executive Officer, John P. Dowling, was granted an increase in base salary from $275,000 in 1995 to $325,000 for 1996, together with a cash bonus for 1996 of $125,000. In determining Mr. Dowling's total compensation for 1996, including the cash bonus, the Compensation Committee considered the financial performance of the Company. Mr. Dowling was also granted options to purchase 20,812 Common Shares of the Company effective February 15, 1996, 25% of which became exercisable on March 7, 1997 and 25% of which will become exercisable on each of March 7, 1998, 1999 and 2000.

                                          Joseph C.H. Johnson
                                          Dr. the Honourable Clarence Eldridge
                                          James
                                          Frank Mutch

PERFORMANCE GRAPH

     The following graph shows the cumulative total return, including reinvestment of dividends, on the Common Shares compared to such return for Standard & Poor's Property-Casualty Industry Group Stock Price Index ("S&P Property and Casualty") and Standard & Poor's 500 Composite Stock Price Index ("S&P 500") for the period beginning on March 7, 1996 (the first day of public trading for the Common Shares) and ending on December 31, 1996, assuming $100 was invested on March 7, 1996. Each measurement point on the graph represents the cumulative total return as measured by the last reported sale price at the end of each quarter during the relevant period. As depicted in the graph below, during this period the cumulative total return on the Common Shares was 6.1%, the cumulative total return for the S&P Property and Casualty index was 16.9% and the cumulative total return for the S&P 500 index was 15.3%.

                  [Cumulative Total Return Performance Graph]
-------------------------------------------------------------------------------
                           | 3/7/96  | 3/31/96 | 6/30/96 | 9/30/96 | 12/31/96 |
-------------------------------------------------------------------------------
     IPC HOLDINGS, LTD.    | $100.00 |  94.89  |  92.84  |  92.39  |  106.13  |
-------------------------------------------------------------------------------
 S&P PROPERTY AND CASUALTY | $100.00 |  94.35  |  99.97  | 100.01  |  116.92  |
-------------------------------------------------------------------------------
           S&P 500         | $100.00 |  98.86  | 103.28  | 106.48  |  115.27  |
-------------------------------------------------------------------------------

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                             (ITEM B ON PROXY CARD)

     The appointment of independent accountants is subject to approval annually by the Company's shareholders. Representatives of Arthur Andersen & Co. will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

             SHAREHOLDER PROPOSALS FOR 1998 ANNUAL GENERAL MEETING

     If you wish to submit a proposal to be considered for inclusion in the Company's proxy materials for the 1998 Annual General Meeting, please send it to the Secretary, IPC Holdings, Ltd., American International Building, 29 Richmond Road, Pembroke HM 08 Bermuda. Under the rules of the Commission, proposals must be received no later than December 15, 1997 to be eligible for inclusion in the 1998 Annual General Meeting proxy statement.

                            SOLICITATION OF PROXIES

     The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers and employees, personally or by telephone or telegram. Proxies and materials also will be distributed to beneficial owners of Common Shares through brokers, custodians, nominees and other parties, and the Company expects to reimburse such parties for their charges and expenses. W.F. Doring & Co., Inc. has been retained to assist the Company in the solicitation of proxies at a fee not expected to exceed $2,000, plus out-of-pocket expenses.

                                 OTHER MATTERS

     Other than the approval of the minutes from the 1996 Annual General Meeting, the Board of Directors of the Company does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting attached hereto. If matters other than those set forth in the Notice of Annual General Meeting come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in their discretion with respect to such matters.

                             ADDITIONAL INFORMATION

     THE COMPANY WILL FURNISH, WITHOUT CHARGE TO ANY SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES INCORPORATED THEREIN BY REFERENCE TO THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS) FOR THE YEAR ENDED DECEMBER 31, 1996, FILED WITH THE COMMISSION. A COPY OF SUCH REPORT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY AT AMERICAN INTERNATIONAL BUILDING, 29 RICHMOND ROAD, PEMBROKE HM 08, BERMUDA, ATTENTION DENNIS J. HIGGINBOTTOM, SECRETARY. Each such request must include a representation that, as of April 9, 1997, the person making the request was a beneficial owner of Common Shares entitled to vote at the Annual General Meeting. As permitted by the Commission's rules, the Company will not furnish any exhibits to its Annual Report on Form 10-K without charge, but will provide with such report a list of such exhibits and information about its charges for providing them.

PROXY                                                                     PROXY
                               IPC HOLDINGS, LTD.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF IPC HOLDINGS, LTD. (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S ANNUAL GENERAL MEETING
   OF SHAREHOLDERS TO BE HELD ON JUNE 6, 1997 (THE "ANNUAL GENERAL MEETING").

        The undersigned shareholder of the Company hereby appoints Joseph C.H. Johnson or, failing him, John P. Dowling, as proxy, each with the power to appoint his substitute, and authorizes them to represent and vote as designated herein, all of the common shares, par value $0.01 per share, of the Company ("Common Shares") held of record on April 9, 1997 by the undersigned shareholder of the Company at the Annual General Meeting, and at any adjournment or postponement thereof, with respect to the matters listed on this Proxy. In their discretion, the proxies are authorized to vote such Common Shares upon such other business as may properly come before the Annual General Meeting.

                  PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

THE SUBMISSION OF THIS PROXY, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES.

IF THIS PROXY IS EXECUTED AND RETURNED BUT NO INDICATION IS MADE AS TO WHAT ACTION IS TO BE TAKEN, IT WILL BE DEEMED TO CONSTITUTE A VOTE FOR EACH OF THE NOMINEES AND THE PROPOSAL SET FORTH ON THE REVERSE OF THIS PROXY.

                 (Continued and to be signed on reverse side.)

                               IPC HOLDINGS, LTD.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES AND THE PROPOSAL LISTED BELOW.

1. ITEM A - ELECTION OF NOMINEES:                    For All    2. ITEM B - APPOINTMENT OF INDEPENDENT
   to elect Directors of the          For  Withheld  Except        ACCOUNTANTS: to reappoint the firm         For   Against  Abstain
   Company to serve until the         [ ]     [ ]      [ ]         of Arthur Andersen & Co. as the            [ ]     [ ]      [ ]
   Company's next Annual General                                   Company's independent accountants
   Meeting of Shareholders or until                                for the fiscal year ending
   their successors are elected                                    December 31, 1997.
   or appointed or their office
   is otherwise vacated.



If you do not wish your shares voted FOR a particular nominee, mark the FOR ALL EXCEPT box and strike a line through the
nominee(s) name. Your shares will be voted for the remaining
nominees. Shareholders are entitled to vote cumulatively in the                                  PLEASE VOTE, DATE AND SIGN THIS
election of directors and may (but need not) indicate the                                        PROXY BELOW AND RETURN PROMPTLY IN
distribution of their votes among the nominees in the space                                      THE ENCLOSED ENVELOPE.
provided below.

John P. Dowling         Dr. the Honourable Clarence Eldridge James                               Dated:______________________, 1997
Joseph C.H. Johnson     Frank Mutch
Michael L. Bouris       John T. Schmidt
Ron Hiram                                                                                         __________________________________
                                                                                                  Signature


                                                                                                  __________________________________
                                                                                                  Signature if held jointly

                                                                                                  Please sign your name or names
                                                                                                  exactly as it appears on your
                                                                                                  share certificate(s). When
                                                                                                  signing as attorney, executor,
                                                                                                  administrator, trustee, guardian
                                                                                                  or corporate executor, please
                                                                                                  give your full title as such. For
                                                                                                  joint accounts, all co-owners
                                                                                                  should sign.

